SAC TECHNOLOGIES, INC.
                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT
                         (Standard Employee Agreement)

         AGREEMENT entered into as of the 17th day of April, 1997, by and between SAC TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), and Ron Burgmeier (the "Employee");

         WHEREAS, the Employee desires to be employed by the Company commencing on April 17, 1997; and

         WHEREAS, the Company will employ the Employee only under and pursuant to the terms of this Agreement and subsequent to the execution of this Agreement by the Employee;

         NOW, THEREFORE, in consideration of the premises, in consideration of the employment of the Employee by the Company, in consideration of the mutual promises of the parties hereto, and for other good, valuable and sufficient consideration,

IT IS HEREBY AGREED:

1. EMPLOYMENT. The employment of the Employee pursuant to this Agreement shall commence on the date set forth above and shall be an employment at will. The Employee hereby accepts such employment and understands that, because the Employee's employment is at will, the Employee's employment may be terminated at any time without notice and without reason or cause.

         2. RELATIONSHIP BETWEEN PARTIES. The relationship between the Company and the Employee shall be that of employer and employee, and the Employee shall be entitled to participate, to the extent deemed reasonable by the Board of Directors of the Company, in any plans, arrangements or distributions by the Company pertaining to, or in connection with, any pension, bonus, profit-sharing, medical reimbursement, group life insurance, medical and hospitalization insurance, disability insurance, vacation policy or other benefit made available to employees. All benefits will be made available in accordance with then existing Company policy and may be changed, altered or eliminated by the Company without the Employee's consent. Nothing contained herein shall be construed to give the Employee any interest in the assets of the Company. All of the records of any and all business ventures in which the Company from time to time may become involved, and all of the records and files pertaining to the Company's suppliers, strategic allies, licensers, licensees and customers are herein specifically acknowledged to be the property of the Company and not that of the Employee.

         3. COMPENSATION; DUTIES. The Employee's duties and responsibilities, and initial compensation and benefits are described on Exhibit A attached hereto.

         4. PROTECTION OF TRADE SECRETS AND RELATED MATTERS.

                  a. Nondisclosure Agreement. The Employee shall not during the term of the Employee's employment or at any time thereafter divulge, furnish or make accessible to anyone or use in any way other than for the benefit of the Company in the ordinary course of business of the Company any trade secrets or confidential information of the Company or of any strategic ally, licensee, licenser, vendor, or any other person or entity with which or with whom the Company has or has had any business relationship which the Employee has acquired or has become acquainted with or will acquire or become acquainted with during the term of the Employee's employment, whether developed by the Employee or by others. Confidential information includes any information or compilation of information that derives independent economic value from not being generally known or readily ascertainable by proper means by other persons and which relates to any aspect of the Company's business, or the business of any other person or entity with whom the Company has or has had a business relationship as aforesaid, including, but not limited to, trade secret information relating to the Company's scientific technology, processes, systems and products; the Company's research and development; the Company's philosophies and strategies; the Company's vendor and customer lists; all information with respect to "Inventions" described in Subparagraph b. of this Paragraph 4; and any such similar confidential information of a strategic ally, vendor, licensor, licensee or other person or entity with whom or with which the Company has or has had a business relationship which has been divulged to the Company by such individuals or entities. All information disclosed to the Employee, or to which the Employee obtains access, whether originated by him or her or by others, during the period of this employment, which the Employee has reasonable basis to believe to be confidential information, or which is treated by the Company as being confidential information, shall be presumed to be confidential information.

                  b. Patent and Related Matters.

                           (1) Disclosure and Assignment. The Employee will
                  promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, idea, device, design, apparatus, practice, process, method or product, whether patentable or not and including those which may be subject to copyright protection, made, developed, perfected, devised, conceived or first reduced to practice by the Employee, either solely or in collaboration with others, during the term of the Employee's employment, whether or not during regular working hours (hereinafter referred to as "Inventions"). The Employee, to the extent that the Employee has the legal right to do so, hereby acknowledges that any and all of said Inventions are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Employee's right, title and interest in and to any and all of said Inventions.

                           (2) Limitation. It is further agreed and the Employee
                  is hereby notified that the above agreement to assign Inventions to the Company does not apply to an Invention for which no equipment, supplies, facility or confidential information of the Company was used and which was developed entirely on the Employee's own time, and

                                    (i) which does not relate (aa) directly to
                           the business of the Company or (bb) to the Company's actual or demonstrably anticipated research and development, or

                                    (ii) which does not result from any work
                           performed by the Employee for the Company.

                           (3) Assistance. Upon request and without further
                  compensation therefor, but at no expense to the Employee, and whether during the term of this Agreement or thereafter, the Employee will do all lawful acts, including, but not limited to, the execution of documents and instruments and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign copyrights and Letters Patent, including, but not limited to, design patents, on any and all of said Inventions, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                           (4) Records. The Employee will keep complete,
                  accurate and authentic accounts, notes, data and records of all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, the Employee will promptly surrender the same to it.

                           (5) Patents Filed After Termination of Employment.
                  For purposes of this Agreement, any Invention relating to the business of the Company on which the Employee files a patent application within one (1) year after termination of employment with the Company shall be presumed to cover Inventions conceived by the Employee during the term of the Employee's employment, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment.

                  c. Return of Confidential Information Upon Termination of Employment. Upon the termination of the Employee's employment, the Employee agrees to deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, accounts, calculations and copies thereof, which are the property of the Company or which relate in any way to the business, products, customers, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in the Employee's possession or under the Employee's control.

                  d. Injunctive Relief. The parties to this Agreement agree that the confidential information of the Company is unique, the unauthorized use or disclosure of which would confer irreparable harm on the Company, which irreparable harm may not be compensable entirely with monetary damages. The parties agree that injunctive relief is an appropriate remedy for breach of the provisions of this Section. Such injunctive relief shall be in addition to and not in limitation of any monetary relief or other remedies or rights to which Company is or may be entitled to at law, in equity or under this Agreement.

                  e. Continuing Obligations. It is intended that the obligation of the Employee to perform pursuant to the terms of this Paragraph 4 is unconditional and does not depend on the performance or nonperformance of any agreements, duties or obligations between the Company and the Employee not specifically contained in this Agreement. This Paragraph 4 shall survive the termination of this Agreement and this termination of the Employee's employment with the Company.

         5. NON-COMPETE. In consideration of the Company's employment of the Employee as aforesaid, the Employee agrees that during the Employee's employment with the Company and for a period of two (2) years after the termination of the Employee's employment with the Company for any reason or for no reason, the Employee agrees that the Employee shall not, directly or indirectly, for himself or herself, or through, on behalf of, or in conjunction with any person, persons or entity:

                  a. own any interest in, manage, operate, join, consult with, be employed by, or in any other manner participate in or be connected with, any person or entity which now is, or in the future intends to be, engaged in the research, development, marketing or selling of fingerprint identification systems; or

                  b. attempt to induce any persons or entities to discontinue doing business with the Company; or solicit or induce any employee or consultant of the Company to discontinue his or her or its employment or consultancy with the Company, or compete with the Company for himself, herself, or itself, or for others.

         6. REPRESENTATION. The Employee represents and warrants that the Employee has fully disclosed to the Company every contract, agreement or arrangement, written or oral, with respect to any other employment or consulting relationship, which would interfere or conflict with the performance of the Employee's duties or obligations under this Agreement, or which would involve the disclosure of the Company's confidential information.

         7. MISCELLANEOUS.

                  a. The rights and obligations of the Company hereunder may be transferred to its successors and assigns. The Employee may not, however, transfer or assign the Employee's rights or obligations contained in this Agreement.

                  b. The Employee agrees that the provisions of this Agreement, particularly the provisions of Paragraphs 4 and 5, are reasonable. Notwithstanding the foregoing, however, to the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. Notwithstanding the foregoing, in the event that any provision of this Agreement is unenforceable because it is overbroad, then such provision shall be limited to the extent necessary to make it enforceable under applicable law and enforced as so limited. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  c. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  d. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

                  e. This Agreement supersedes any prior employment agreements between the parties and contains the entire Agreement of the parties with respect to employment and employment issues. There are no terms other than those contained herein and therein. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.

                  f. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the Company at the Company's main headquarters, or to the Employee at the address indicated below.

                  g. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Employee has signed this Agreement as of the day and year first above written.

/s/ Ronald Burgmeier                          SAC TECHNOLOGIES, INC.
--------------------------------
(Employee)

4620 Valley View Blvd., Suite A1              By /s/ Barry M. Wendt
--------------------------------                --------------------------------
                                                Its Chief Executive Officer
Las Vegas, NV 89103                                 ----------------------------
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(Address)

###-##-####
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(Social Security Number)

                                    EXHIBIT A
                                       TO
                             SAC TECHNOLOGIES, INC.
                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT
                                      WITH
                                  Ron Burgmeier
                                 --------------
                                   (Employee)

1.       Duties; Responsibilities:          Vice President of Finance
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2.       Starting Salary:                   $70,000
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3.       Initial benefits:
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         (a)    Vacation:                   3 weeks
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                                            $100,000 Term Life
         (b)    Life Insurance:             Insurance Policy
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         (c)    Health Insurance:           Standard Health Insurance
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                                            Option to Purchase 20,000
                                            shares over 5 years.
4.       Stock Options:                     Options vest quarterly
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